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                                                                 Exhibit 5.1
                        GOLENBOCK, EISEMAN, ASSOR & BELL
                               437 Madison Avenue
                          New York, New York 10022-7302

                                 (212) 907-7300
                                FAX (212) 754-0330


                                           April 2, 1999



Mediconsult.com, Inc.
33 Reid Street - 4th Floor
Hamilton HM 12, Bermuda

Ladies and Gentlemen:

         We have acted as counsel to Mediconsult.com, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement (File No. 333-73059) on Form S-1 by the Company on February 26, 1999, as amended by Amendment No. 1 filed by the Company on March 15, 1999 and by Amendment No. 2 filed by the Company on April 2, 1999 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), relating to the offer and sale of up to 5,000,000 shares of common stock, par value $.001 per share, of the Company (the "Common Stock").

         The Common Stock is to be sold pursuant to an Underwriting Agreement (the "Underwriting Agreement") to be entered into among the Company, the selling stockholders named in Schedule II thereto (the "Selling Stockholders"), and ING Baring Furman Selz LLC and Volpe Brown Whelan & Company, LLC, as representatives of the several underwriters named in Schedule I thereto (collectively, the "Underwriters"). The form of the Underwriting Agreement is filed as an exhibit to the Registration Statement.

         The Common Stock is to be sold as follows: (a) 4,425,000 shares of Common Stock will be purchased by the Underwriters from the Company, (b) 575,000 shares of Common Stock will be purchased by the Underwriters from the Selling Stockholders, and (c) up to 750,000 shares of Common Stock may be purchased by the Underwriters from the Company and the Selling Stockholders to cover over-allotments, if any.

         We have examined originals, telecopies or copies, certified or otherwise identified to our satisfaction, of such


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         records of the Company and all such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for this opinion.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity of original documents of all documents to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion, we have relied upon statements and representations of officers and other representatives of the Company and others, but we have not independently established or verified such factual matters.

         We are attorneys admitted to practice in the State of New York and the opinion set forth below is limited to the laws of the Untied States of America, the laws of the State of New York and the Delaware General Corporation Law.

         Based on the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

                  (a) The 4,425,000 shares of Common Stock to be issued and sold by the Company have been duly authorized and, when issued and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

                  (b) The 575,000 shares of Common Stock to be sold by the Selling Stockholders have been duly authorized and validly issued and are fully paid and nonassessable.

                  (c) The maximum of 750,000 shares of Common Stock which may be sold by the Company and the Selling Stockholders upon exercise of the Underwriters' over-allotment option have been duly authorized and, with respect to such shares of Common Stock being sold by the Selling Stockholders, have been validly issued, fully paid and nonassessable, and with respect to such shares of Common Stock being sold by the Company, when issued and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Registration


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Statement and the Prospectus which forms a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Commission promulgated thereunder.

         This opinion is being delivered to you in connection with the transactions described above, and except as provided in the preceding paragraph, may not be used, circulated, quoted, filed with a governmental agency or otherwise referred to or relied upon in any manner by any other person or for any other purpose without our prior written approval in each instance.

                                                Very truly yours,

                                       /s/ Golenbock, Eiseman, Assor & Bell